                                                 KEY AUTO FINANCE TRUST 1997-2
                                    MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                 Servicer: Key Bank USA, N.A.
                                           Indenture Trustee: Bankers Trust Company
                                         Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  February 1, 1999 to February 28, 1999
Distribution Date:  March  15, 1999
Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                       or Certificate Amount
                                                                                                       -----------------------
(i)   Principal Distribution
          Class A-1 Note Amount                                                             (0.00)             0.0000000
          Class A-2 Note Amount                                                              0.00              0.0000000
          Class A-3 Note Amount                                                     19,613,435.04            130.7562336
          Class A-4 Note Amount                                                              0.00              0.0000000
          Class A-5 Note Amount                                                              0.00              0.0000000
          Class A-P Note Amount                                                      4,213,955.62             33.7116450
          Class B Note Amount                                                        2,190,670.01             34.4336688
          Class C Note Amount                                                          836,738.15             34.4336688
          Certificates Amount                                                          436,663.40             25.2698724


(ii)  Interest Distribution
          Class A-1 Note Amount                                                              0.00              0.0000000
          Class A-2 Note Amount                                                              0.00              0.0000000
          Class A-3 Note Amount                                                        545,288.68              3.6352579
          Class A-4 Note Amount                                                        758,500.00              5.1250000
          Class A-5 Note Amount                                                        790,625.00              5.2083333
          Class A-P Note Amount                                                        448,228.18              3.5858255
          Class B Note Amount                                                          238,699.55              3.7519577
          Class C Note Amount                                                           96,237.72              3.9603998
          Certificates Amount                                                           91,467.41              5.2932532


(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)      543,705,280.35


(iv)  Class A-1 Notes Balance (end of Collection Period)                                     0.00
      Class A-1 Pool Factor (end of Collection Period)                                                         0.0000000
      Class A-2 Notes Balance (end of Collection Period)                                     0.00
      Class A-2 Pool Factor (end of Collection Period)                                                         0.0000000
      Class A-3 Notes Balance (end of Collection Period)                            87,656,470.13
      Class A-3 Pool Factor (end of Collection Period)                                                         0.5843765
      Class A-4 Notes Balance (end of Collection Period)                           148,000,000.00
      Class A-4 Pool Factor (end of Collection Period)                                                         1.0000000

      Class A-5 Notes Balance (end of Collection Period)                           151,800,000.00
      Class A-5 Pool Factor (end of Collection Period)                                                         1.0000000
      Class A-P Notes Balance (end of Collection Period)                            83,245,202.42
      Class A-P Pool Factor (end of Collection Period)                                                         0.6659616
      Class B Notes Balance (end of Collection Period)                              43,275,910.95
      Class B Pool Factor (end of Collection Period)                                                           0.6802249

                                                 KEY AUTO FINANCE TRUST 1997-2
                                    MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                 Servicer: Key Bank USA, N.A.
                                           Indenture Trustee: Bankers Trust Company
                                         Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  February 1, 1999 to February 28, 1999
Distribution Date:  March  15, 1999
Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                       or Certificate Amount
                                                                                                       -----------------------
      Class C Notes Balance (end of Collection Period)                              16,529,466.14
      Class C Pool Factor (end of Collection Period)                                                           0.6802249
      Certificates Balance (end of Collection Period)                               13,198,230.71
      Certificates Pool Factor (end of Collection Period)                                                      0.7637865


(v)    Basic Servicing Fee                                                             475,830.62              0.4549201


(vi)   Aggregate Realized Losses                                                     2,087,491.43
       Aggregate Net Losses                                                          1,298,431.40


(vii)  Reserve Account Balance after Giving Effect to Payments                      21,748,211.21
        Made on Distribution Date
         Specified Reserve Account Balance after Giving Effect to Payments          21,748,211.21
        Made on Distribution Date
         Distribution to Seller from Reserve Account                                 1,091,658.49
         Draws on Reserve Account                                                           (0.00)
         Deposits to Reserve Account                                                         0.00
         Class C Reserve Account Balance after Giving Effect to Payments             4,077,789.60
        Made on Distribution Date
         Specified Class C Reserve Account Balance after Giving Effect to            4,077,789.60
        Payments Made on Distribution Date
         Distribution to Seller from Class C Reserve Account                           204,685.97
         Draws on Class C Reserve Account                                                    0.00
         Deposits to Class C Reserve Account                                                 0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                         0.00              0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                         0.00              0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                         0.00              0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                        (0.00)             0.0000000
        Class A-5 Notes Interest Carryover Shortfall                                         0.00              0.0000000
        Class A-P Notes Interest Carryover Shortfall                                        (0.00)             0.0000000
        Class B Notes Interest Carryover Shortfall                                           0.00              0.0000000
        Class C Notes Interest Carryover Shortfall                                           0.00              0.0000000
        Certificates Interest Carryover Shortfall                                            0.00              0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                        0.00              0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                        0.00              0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                        0.00              0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                        0.00              0.0000000

                                                 KEY AUTO FINANCE TRUST 1997-2
                                    MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                 Servicer: Key Bank USA, N.A.
                                           Indenture Trustee: Bankers Trust Company
                                         Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  February 1, 1999 to February 28, 1999
Distribution Date:  March  15, 1999
Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                       or Certificate Amount
                                                                                                       -----------------------
        Class A-5 Notes Principal Carryover Shortfall                                        0.00              0.0000000
        Class A-P Notes Principal Carryover Shortfall                                        0.00              0.0000000
        Class B Notes Principal Carryover Shortfall                                          0.00              0.0000000
        Class C Notes Principal Carryover Shortfall                                          0.00              0.0000000
        Certificates Principal Carryover Shortfall                                           0.00              0.0000000


(ix)    Additional Principal Distributable Amount                                           (0.00)


(x)     Aggregate Purchase Amount of Receivables Repurchased by the                          0.00
         Seller or purchased by Servicer


(xi)    Delinquent Contracts
                                                                               Number                         Balance
                                                                               -----------------------------------------
           30-59 Days                                                           1974                       17,734,192.31
           60-89 Days                                                            500                        4,216,604.46
           90 Days or More                                                       501                        4,190,874.53
        Financed Vehicles Repossessed but not yet charged off                     94                          874,631.61

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                    0.1149057
Weighted Average Remaining Term of Remaining Portfolio                                 35.5211108

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                           0.0062218
     (ii)  Preceding Collection Period                                                  0.0116619
     (iii) Current Collection Period                                                    0.0069889
     (vi)  Three Month Average                                                          0.0082909

Ending Portfolio Balance                                                           543,705,280.35